UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following tables provides a summary of the restatement adjustments of Shells Seafood Restaraunts, Inc. (the “Company”) as disclosed in Item 4.02 below for the thirteen and twenty-six weeks ended July 3, 2005, and the thirteen and thirty-nine weeks ended October 2, 2005.

Consolidated Statements of Operations (Dollars in Thousands) (Unaudited)

	13 Weeks Ended July 3, 2005			26 Weeks Ended July 3, 2005
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
NET INCOME	$159	-	$159	569	-	569
Deemed dividend associated with warrants and beneficial conversion feature of preferred stock	-	(1,735)	(1,735)	-	(1,735)	(1,735)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$159	$(1,735)	$(1,576)	$569	$(1,735)	$(1,166)

NET INCOME (LOSS) PER SHARE OF COMMON STOCK:
Basic	$0.01	$(0.11)	$(0.10)	$0.04	$(0.12)	$(0.08)
Diluted	$0.01	$(0.11)	$(0.10)	$0.03	$(0.11)	$(0.08)

	13 Weeks Ended October 2, 2005			39 Weeks Ended October 2, 2005
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
NET INCOME (LOSS)	$(152)	-	$(152)	$417	-	$417
Deemed dividend associated with warrants and beneficial conversion feature of preferred stock	-	-	-	-	(1,735)	(1,735)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(152)	$-	$(152)	$417	$(1,735)	$(1,318)

NET INCOME (LOSS) PER SHARE OF COMMON STOCK:
Basic	$(0.01)	$-	$(0.01)	$0.03	$(0.12)	$(0.09)
Diluted	$(0.01)	$-	$(0.01)	$0.02	$(0.11)	$(0.09)

Consolidated Balance Sheets (Dollars in Thousands) (Unaudited)

	July 3, 2005			October 2, 2005
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Stockholders' Equity:
Additional paid-in-capital	$22,910	$1,735	$24,645	$23,387	$1,735	$25,122
Accumulated deficit	(13,942)	(1,735)	(15,677)	(14,094)	(1,735)	(15,829)
Total stockholders' equity	9,129	-	9,129	9,455	-	9,455

The information furnished pursuant to this Item of the Current Report on Form 8-K (including the exhibits hereto) shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company announced on April 3, 2006 that it will restate its second and third quarter fiscal 2005 financial statements to reflect an adjustment to its accounting for the issuance of the Series B Preferred Stock and warrants in the May 2005 private placement. The adjustment is to account for the non-cash beneficial conversion feature of the Series B Preferred Stock , which requires that the gross proceeds to the Company of $6,929,000 be allocated in that period to the different securities issued, based upon their relative fair market value.

As a result, the Company will record $1,735,000 for this beneficial conversion feature as a one-time accounting adjustment of a preferred stock dividend through retained earnings. For the fiscal year ended January 1, 2006, the pro-forma net loss attributable to common shareholders on the Company’s Statement of Operations will increase to ($3,587,000), or ($0.24) per share, from ($1,852,000), or ($0.13) per share, as previously reported. Similarly, additional paid-in-capital will increase to $25,122,000 from $23,387,000, while accumulated deficit will increase to ($18,098,000) from ($16,363,000) on the Company’s Statement of Stockholders’ Equity.

This restatement has no effect on the financial results of restaurant operations or the Company’s cash position.

The need for an accounting adjustment was discovered internally by the Company in conjunction with its procedures relative to the fiscal 2005 year end audit. The decision to restate these financial statements was based on collective discussions by management and the Company’s Board of Directors, in conjunction with its independent registered public accounting firm, and the conclusion by the Company’s Board that the aforementioned financial statements could no longer be relied upon due to the errors in such financial statements.

Additionally, in conjunction with correcting its previously issued financial statements, the Company will file a Form 12b-25 with the Securities and Exchange Commission, extending the deadline for filing its Annual Report on Form 10-K for the fiscal year ended January 1, 2006 until April 17, 2006 and expects to file its Annual Report on Form 10-K within that time frame.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description

99.1	Press Release dated April 3, 2006 issued by Shells Seafood Restaurants, Inc. *

* This exhibit is furnished with this Current Report on Form 8-K and shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless the Company expressly states in such filing that such information is to be considered or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: April 3, 2006	By:	/s/ Warren R. Nelson
Name: Warren R. Nelson
Title: Vice President and Chief Financial Officer

Exhibit Index

Item No.	Description

99.1	Press Release dated April 3, 2006